UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Under Armour, Inc. (the “Company”) is a leading developer, marketer, and distributor of branded performance apparel, footwear, and accessories. The Company began offering footwear products in 2006, and each year thereafter has expanded its product offerings. Effective June 12, 2009, Raphael J. Peck, Senior Vice President of Footwear and an executive officer of the Company, resigned from the Company to pursue other interests. In early 2009, management began a search for a new executive in charge of its footwear products. The search is expected to be completed in the next several months. Effective immediately, management has appointed Adam Peake, Vice President of Sales and a member of the Company’s management team, to serve as interim executive in charge of footwear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 16, 2009	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Chief Operating Officer